UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2025

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended December 31, 2024, of $2,515,000, a decrease of $708,000 from the same period the prior year. Earnings per share for the fourth quarter of 2024 were $.53 compared to $.68 for the prior year fourth quarter. For the year ended December 31, 2024, net income totaled $10,999,000, a decrease of $1,632,000, or 12.9%, from the same period the prior year. Earnings per share were $2.32 for 2024 versus $2.65 for 2023. Return on average assets and return on average equity were .77% and 7.50%, respectively, for the year ended December 31, 2024, compared to .99% and 9.24%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller stated, “While it is never enjoyable to report lower net income, given all that was accomplished in 2024, I am quite pleased with how the company is positioned for future success. Net income was down primarily due to two one-time expenses that management knowingly accepted to put the company in a more favorable position as we look to the future. The largest of the two expenses was the $3.3 million associated with the voluntary early retirement program. The other one-time expense was the $496,000 in account bonuses paid to new Sweet Home Ohio depositors. Both of these expenses are part of a broader strategy to improve shareholder value and further our Community First Mission.”

For the three months ended December 31, 2024, net interest income increased $1,755,000, and for the year ended December 31, 2024, net interest income increased $2,777,000 from the same respective periods last year. Contributing to the increase in quarterly net interest income was the $187 million increase in average earning assets. For the year ended December 31, 2024, the increase in net interest income was attributable to the $149 million increase in average earning assets, which was partially offset by the 23 basis point decrease in the net interest margin. In general, the growth in earning assets was primarily driven by loan growth followed by an increase in average securities and higher average balances being maintained at the Federal Reserve. For 2024, average loans increased $86 million from the prior year. The loan growth experienced during 2024 exceeded expectations and occurred primarily within the commercial lending and residential real estate lending segments. A portion of the growth in the residential real estate segment was associated with the higher utilization of a warehouse line of credit extended to another mortgage lender. For 2024, average securities increased $36 million and average balances maintained at the Federal Reserve increased $28 million from the prior year. These increases were related to investing deposit growth that exceeded loan growth. The decrease in the net interest margin for the respective periods was related to the cost of funding sources increasing more than the yield on earning assets. This increase in the cost of funding was partially linked to the Company’s decision to increase rates on deposit accounts to attract deposits amidst heightened market competition for such funds. In addition, the composition of funding sources trended toward certificates of deposit and wholesale funding sources, which generally cost more than other funding sources, such as checking, NOW, savings and money market deposit products.

For the three months ended December 31, 2024, the provision for credit losses was $617,000, a decrease of $72,000 from the same period last year. The provision for credit loss expense for the fourth quarter of 2024 was primarily related to additional reserves for certain qualitative risk factors, quarter-to-date net charge-offs of $433,000 and a $13 million quarterly increase in loan balances. These increases were partially offset by the release of a $427,000 specific reserve on a collateral dependent individually evaluated loan due to obtaining additional collateral to cover the deficiency. In addition, the improvement in the unemployment and gross domestic product forecast contributed to lower expected loss rates. For the year ended December 31, 2024, the provision for credit losses was $2,469,000, an increase of $379,000 from the same period last year. The year-to-date provision for credit loss expense was primarily associated with net charge-offs of $1,260,000, loan growth of $90 million and additional reserves associated with certain qualitative risk factors. The allowance for credit losses was .95% of total loans at December 31, 2024, compared to .90% at December 31, 2023. The ratio of nonperforming loans to total loans increased to .46% at December 31, 2024, compared to .26% at December 31, 2023.

For the three months ended December 31, 2024, noninterest income totaled $3,920,000, an increase of $339,000 from the same period last year. For the year ended December 31, 2024, noninterest income totaled $13,171,000, an increase of $542,000 from the same period last year. The increases were largely due to service charges on deposit accounts and interchange income earned on debit and credit card transactions. For 2024, service charges on deposit accounts increased $339,000 from the prior year. The increase was primarily related to an increase in the volume of overdraft transactions during 2024. Debit and credit card interchange income for 2024 increased $108,000 from the prior year due to an increase in the number of transactions.

For the three months ended December 31, 2024, noninterest expense totaled $13,306,000, an increase of $3,004,000 from the same period last year. For the year ended December 31, 2024, noninterest expense totaled $46,130,000, an increase of $4,762,000 from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $3,076,000 as compared to the fourth quarter of 2023, and $4,391,000 as compared to the year ended December 31, 2023. The increase was primarily related to annual merit increases, higher health insurance premiums, and the severance expense associated with a voluntary early retirement program. During the third quarter of 2024, the Company established a voluntary early retirement program for select employees meeting certain criteria. Based on the number of employees that accepted the severance package, the Company incurred an expense of $3,338,000. The early retirement program is expected to reduce salary and employee benefit expense on a go-forward basis. The growth in salaries and employee benefit expense was partially offset by the elimination of staffing for Race Day Mortgage by April 2023, which resulted in a savings of $200,000 for 2024, when compared to the same period last year.

Further contributing to higher noninterest expense were customer rewards for new accounts, data processing and professional fees. During the third quarter, the Company began participating in a program offered by the Ohio Treasurer called Ohio Homebuyer Plus. The program is designed to encourage Ohio residents to save for the purchase of a home. As a participant in the program, the Company developed the Sweet Home Ohio deposit account to offer participants an above-market interest rate along with a deposit bonus to assist customers in achieving their home savings goal. During the fourth quarter of 2024, the Company paid account bonuses totaling $496,000 to new Sweet Home Ohio deposit customers. For the three months and year ended December 31, 2024, data processing increased $53,000 and $285,000, respectively, from the same periods last year. The increase was primarily related to debit card processing due to higher transaction volume and to higher costs associated with enhancements to the Company’s digital banking platform. Professional fees increased $10,000 for the fourth quarter of 2024 and increased $217,000 for year ended 2024, as compared to the same periods in 2023. The increase was related to higher director fees and a general increase in legal and accounting fees. These increases were partially offset by a decrease in software expense and marketing expense. For 2024, software expense decreased $389,000 from the prior year due to the closure of Race Day Mortgage, which eliminated certain processing platforms. Marketing expense for 2024 decreased $190,000 from the prior year due to a reduction in select marketing campaigns.

The Company’s total assets at December 31, 2024 were $1.503 billion, an increase of $151 million from December 31, 2023. As previously discussed, the Company began participating in the Ohio Treasurer’s Ohio Homebuyer Plus program. For each Sweet Home Ohio account that was opened, the Company received a deposit from the Treasurer at a subsidized interest rate. At December 31, 2024, the balance of Sweet Home Ohio accounts totaled $6.8 million and the amount deposited by the Treasurer totaled $97 million. These deposit balances were the key contributor to the $148 million increase in total deposits. Since the Treasurer deposits are classified as public funds, which are required to be collateralized, the Company invested the funds in securities to be pledged as collateral to the Treasurer. The investment of these funds contributed to the $105 million increase in securities from December 31, 2023. As of December 31, 2024, total loans have increased $90 million. The increase was largely in the commercial and residential real estate segments. The growth in these segments was partially offset by a decrease in consumer loans, as this segment was deemphasized by the Company in 2024 as other loan portfolio segments are more profitable. In line with its decision to deemphasize consumer loans, the Company exited the indirect lending business for autos and recreational vehicles effective October 11, 2024. To assist with funding the growth in loans, the balance of funds maintained at the Federal Reserve decreased $47 million from year end 2023, which provided a higher rate of return. At December 31, 2024, shareholders’ equity increased $6.3 million from year end 2023. This was primarily from year-to-date net income of $11 million and an increase in accumulated other comprehensive income of $.9 million, partially offset by cash dividends paid of $4.2 million and the purchase of 82,673 treasury shares for $1.9 million under the Company’s treasury repurchase program.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company with 17 offices in Ohio and West Virginia, and Loan Central, Inc. with six consumer finance offices in Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
PER SHARE DATA
Earnings per share	$0.53	$0.68	$2.32	$2.65
Dividends per share	$0.22	$0.22	$0.88	$1.02
Book value per share	$31.91	$30.17	$31.91	$30.17
Dividend payout ratio (a)	41.21%	32.59%	37.98%	38.56%
Weighted average shares outstanding	4,711,001	4,773,132	4,736,820	4,774,607

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$202	$193
Dividends reinvested under
dividend reinvestment plan (c)	$368	$405	$1,524	$1,949

PERFORMANCE RATIOS
Return on average equity	6.62%	9.32%	7.50%	9.24%
Return on average assets	0.66%	0.97%	0.77%	0.99%
Net interest margin (d)	3.70%	3.71%	3.71%	3.94%
Efficiency ratio (e)	77.83%	68.47%	73.79%	69.82%
Average earning assets (in 000's)	$1,414,863	$1,227,454	$1,330,841	$1,182,155

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Twelve months ended
(in $000's)	December 31,		December 31,
	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$16,864	$14,953	$64,938	$54,821
Interest and dividends on securities	2,364	997	6,378	4,174
Interest on interest-bearing deposits with banks	794	1,172	4,447	2,870
Total interest income	20,022	17,122	75,763	61,865
Interest expense:
Deposits	6,393	5,193	24,639	14,174
Borrowings	559	614	2,320	1,664
Total interest expense	6,952	5,807	26,959	15,838
Net interest income	13,070	11,315	48,804	46,027
Provision for (recovery of) credit losses	617	689	2,469	2,090
Noninterest income:
Service charges on deposit accounts	773	722	3,039	2,700
Trust fees	100	79	404	326
Income from bank owned life insurance and
annuity assets	241	223	929	860
Mortgage banking income	45	42	163	175
Electronic refund check/deposit fees	0	0	675	675
Debit / credit card interchange income	1,274	1,187	4,968	4,860
Tax preparation fees	4	2	644	669
Other	1,483	1,326	2,349	2,364
Total noninterest income	3,920	3,581	13,171	12,629
Noninterest expense:
Salaries and employee benefits	8,833	5,757	27,782	23,391
Occupancy	447	463	1,938	1,903
Furniture and equipment	313	342	1,300	1,321
Professional fees	370	360	1,873	1,656
Marketing expense	146	287	820	1,010
FDIC insurance	179	148	648	569
Data processing	679	626	3,094	2,809
Software	556	878	2,260	2,649
Foreclosed assets	6	0	4	15
Amortization of intangibles	0	3	8	21
Other	1,777	1,438	6,403	6,024
Total noninterest expense	13,306	10,302	46,130	41,368
Income before income taxes	3,067	3,905	13,376	15,198
Income taxes	552	682	2,377	2,567
NET INCOME	$2,515	$3,223	$10,999	$12,631

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	December 31,	December 31,
	2024	2023
ASSETS
Cash and noninterest-bearing deposits with banks	$15,704	$14,252
Interest-bearing deposits with banks	67,403	113,874
Total cash and cash equivalents	83,107	128,126
Securities available for sale	268,120	162,258
Securities held to maturity, net of allowance for credit losses of $1 in 2024 and $2 in 2023	7,049	7,986
Restricted investments in bank stocks	5,007	5,037
Total loans	1,061,825	971,900
Less: Allowance for credit losses	(10,088)	(8,767)
Net loans	1,051,737	963,133
Premises and equipment, net	21,229	21,450
Premises and equipment held for sale, net	507	573
Accrued interest receivable	4,805	3,606
Goodwill	7,319	7,319
Other intangible assets, net	0	8
Bank owned life insurance and annuity assets	42,048	40,593
Operating lease right-of-use asset, net	1,024	1,205
Deferred tax assets	7,218	6,306
Other assets	4,242	4,535
Total assets	$1,503,412	$1,352,135

LIABILITIES
Noninterest-bearing deposits	$322,383	$322,222
Interest-bearing deposits	952,795	804,914
Total deposits	1,275,178	1,127,136
Other borrowed funds	39,740	44,593
Subordinated debentures	8,500	8,500
Operating lease liability	1,024	1,205
Allowance for credit losses on off-balance sheet commitments	582	692
Other liabilities	28,060	26,002
Total liabilities	1,353,084	1,208,128

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
2024 - 5,490,995 shares issued; 2023 - 5,470,453 shares issued)	5,491	5,470
Additional paid-in capital	52,321	51,842
Retained earnings	121,693	114,871
Accumulated other comprehensive income (loss)	(10,484)	(11,428)
Treasury stock, at cost (2024 - 779,994 shares; 2023 - 697,321 shares)	(18,693)	(16,748)
Total shareholders' equity	150,328	144,007
Total liabilities and shareholders' equity	$1,503,412	$1,352,135

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	January 28, 2025	By:	/s/Larry E. Miller, II
Larry E. Miller, II President and Chief Executive Officer